EXHIBIT 3.5

                Articles of Amendment to the Amended and Restated
                            Articles of Incorporation
                       of CNL Hospitality Properties, Inc.


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                              ARTICLES OF AMENDMENT
                                       TO
               THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                        CNL HOSPITALITY PROPERTIES, INC.


         CNL Hospitality Properties, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the "corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:  The  Amended  and  Restated  Articles  of  Incorporation   (the
"Articles  of  Incorporation")  are hereby  amended by striking out ARTICLE VII,
SECTION 7.6(ix) and inserting in lieu thereof the following:

    Exception. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel or other evidence satisfactory to the Board of Directors, in its sole discretion, in each case to the effect that the restrictions contained in subparagraphs (c), (d) and
    (e) of Section 7.6(ii) will not be violated, may waive or change, in whole or in part, the application of the Common or Preferred Share Ownership Limit with respect to any Person. In connection with any such waiver or change, the Board of Directors may require such representations and undertakings from such Person or affiliates and may impose such other conditions as the Board deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if any, of the proposed transaction or ownership of Equity Shares on the Company's status as a REIT.

         SECOND:   The  amendment  of  the  Articles  of  Incorporation  of  the corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the corporation.

         IN WITNESS WHEREOF: CNL Hospitality Properties, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on May 21, 1999.

         THE UNDERSIGNED, President of CNL Hospitality Properties, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                 CNL HOSPITALITY PROPERTIES, INC.



                                 /s/ Robert A. Bourne
                                 -----------------------------
                                 Robert A. Bourne, President

ATTEST:



/s/ Lynn E. Rose
--------------------------
Lynn E. Rose, Secretary